SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control

RE:	American Depositary Shares
evidenced by One (1) American Depositary
Receipt representing One (1) Common Share of Suncorp-Metway Ltd
 (Form F-6 File No. 333-154089)



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York Mellon, as
Depositary for securities against which
American Depositary Receipts are to be
issued, we attach a copy of the new
prospectus (Prospectus) reflecting the change in name from Suncorp-Metway Ltd to Suncorp Group Ltd.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with the revised name change for Suncorp-Metway Ltd.

The Prospectus has been revised to reflect the new name, as follows:

Suncorp Group Ltd

Please contact me with any questions or
comments at 212 815-2301.


Paul Brophy
Senior Associate
The Bank of New York Mellon - ADR
Division

Encl.

CC: Paul Dudek, Esq. (Office of International
Corporate Finance)






Depositary Receipts
101 Barclay Street, 22nd Floor West, New York 10286